UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 5, 2013

Pacific Biosciences of California, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34899	16-1590339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1380 Willow Road

Menlo Park, California 94025

(Address of principal executive offices, including zip code)

(650) 521-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Facility Agreement

On February 5, 2013, Pacific Biosciences of California, Inc. (the “Company”) entered into a Facility Agreement (the “Facility Agreement”) with entities affiliated with Deerfield Management Company, L.P. (collectively, “Deerfield”), pursuant to which Deerfield agreed to provide $20.5 million in funding to the Company (the “Facility”). Under the terms of the Facility Agreement, the Company issued to Deerfield promissory notes in the aggregate principal amount of $20.5 million (the “Notes”). The Notes bear simple interest at a rate of 8.75% per annum, payable quarterly in arrears commencing on April 1, 2013 and on the first business day of each January, April, July and October thereafter. The Company received net proceeds of $20.0 million, representing $20.5 million of gross proceeds, less a $500,000 facility fee, before deducting other expenses of the transaction.

The Facility has a maximum term of seven years from the date of the Facility Agreement. The Facility Agreement provides for an early repayment of principal in the event the Company has Net Sales (as defined in the Facility Agreement) of less than $41 million for the twelve-month period from the beginning of the second calendar quarter of 2014 through the first calendar quarter of 2015 (the “Milestone”). If the Milestone is not achieved, at Deerfield’s option, one-third of the original principal balance of the Facility will become due, on each of the third, fourth and fifth anniversaries of the date of the Facility Agreement.

From and after the date of the Facility Agreement, at the election of the holders of Notes representing a majority of the aggregate principal amount of the outstanding Notes, the Company shall apply 25% of the net proceeds from any financing that includes an equity component, including without limitation, the sale or issuance of the Company’s common stock (the “Common Stock”), options, warrants or other securities convertible or exchangeable for shares of Common Stock, to the payment of the Notes. This right is subject to certain exceptions set forth in the Facility Agreement, including that the right will not apply until the Company has issued 15,000,000 shares (as adjusted for any stock split or reverse stock split) of its Common Stock or rights to acquire its capital stock following the date of the Facility Agreement.

Deerfield has the option to require the Company to repay the Notes if the Company completes a Major Transaction (as defined in the Facility Agreement), including a change of control of the Company or a sale of all or substantially all of the assets of the Company. Additionally, the principal balance of the Facility may become immediately due and payable upon an “Event of Default,” as defined in the Facility Agreement, in which case Deerfield would have the right to require the Company to repay 100% of the principal amount of the loan, plus any accrued and unpaid interest thereon. The Facility Agreement does not provide for a prepayment of the Facility at the Company’s option.

The Facility Agreement also contains various representations and warranties, and affirmative and negative covenants, customary for financings of this type, including restrictions on the ability of the Company and its subsidiaries to incur additional indebtedness or liens on its assets, except as permitted under the Facility Agreement. In addition, the Company is required to maintain consolidated cash and cash equivalents on the last day of each calendar quarter of not less than $2.0 million.

Warrant

In connection with the execution of the Facility Agreement, on February 5, 2013, the Company issued to Deerfield warrants to purchase an aggregate of 5,500,000 shares of Common Stock immediately exercisable at an exercise price initially equal to $2.63 (the “Warrants”). The number of shares of Common Stock into which the Warrants are exercisable and the exercise price will be adjusted to reflect any stock splits, payment of stock dividends, recapitalizations, reclassifications or other similar adjustments in the number of outstanding shares of Common Stock. The exercise price may also be adjusted to reflect certain dividends or other distributions, including distributions of stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or similar transaction.

If the Company declares and pays dividends or makes other distributions to the holders of the Common Stock, the holders of the Warrants are entitled to receive the dividends or distributions as if the holders had exercised the Warrants and held Common Stock. The Warrants expire on the seventh anniversary of the date of issuance and contain certain limitations that prevent a holder from acquiring shares upon exercise of a Warrant that would result in the number of shares beneficially owned by such holder to exceed 9.985% of the total number of shares of Common Stock then issued and outstanding. The maximum number of shares of Common Stock that may be issued under the Warrants may not exceed 19.9% of the Company’s outstanding capital stock at the time of issuance of the Warrants.

The exercise price may be paid, at the election of the holder, in cash, by a reduction of the principal amount of the holder’s Note outstanding under the Facility Agreement or pursuant to certain cashless exercise provisions. In connection with certain Major Transactions (as defined in the Warrant) and certain Events of Default (as defined in the Warrant) including a change of control of the Company, the sale of all or substantially all of the Company’s assets, liquidation, bankruptcy, or in the event the Common Stock ceases to be registered under Section 12 of the Securities Exchange Act of 1934, as amended, the holder may have the option to receive, in exchange for the Warrant, a number of shares of Common Stock equal to the Black-Scholes value of the Warrant (as defined in the Warrant), divided by the closing price of the Common Stock on the trading day immediately preceding the date on which the applicable Major Transaction is consummated or Event of Default is triggered. In certain circumstances in which cash is paid to common stockholders in connection with a Major Transaction, a portion of such payment may be made in cash rather than in shares of Common Stock.

Registration Rights Agreement

In connection with the Facility, the Company entered into a Registration Rights Agreement with Deerfield (the “Registration Rights Agreement”) obligating the Company to register for resale the shares of Common Stock issuable upon the exercise of the Warrants on a registration statement on Form S-3 to be filed with the Securities and Exchange Commission within 45 days after the date the Warrants were issued. The Company is required to file additional registration statements to register the resale of any shares underlying the Warrants which are not included in the registration statement. The Registration Rights Agreement will terminate on the date that is eight years from the date of its signing.

Security Agreement

In connection with the Facility Agreement, the Company entered into a Security Agreement with Deerfield (the “Security Agreement”), pursuant to which, as security for the Company’s repayment of its obligations under the Facility Agreement, the Company granted to Deerfield a security interest in substantially all of its property and interests in property, except as otherwise limited in the Security Agreement.

The foregoing summaries of the Facility Agreement, the Warrant, the Registration Rights Agreement and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements as filed herewith as exhibits to this Current Report on Form 8-K. In addition, on February 5, 2013 the Company issued a press release titled “Pacific Biosciences Completes $20.5 Million Debt Financing.” A copy of the press release is included as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure set forth above under Item 1.01 relating to the Facility Agreement is hereby incorporated by reference into this Item 2.03.

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.

The Warrants described in Item 1.01 above were offered and sold in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act. The Facility Agreement contains representations to support the Company’s reasonable belief that Deerfield had access to information concerning its operations and financial condition, that Deerfield is acquiring the Warrants for its own account and not with a view to the distribution thereof, and that Deerfield is an “accredited investor” as defined by Rule 501 promulgated under the Securities Act.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

4.1	Form of Warrant to purchase shares of common stock of Pacific Biosciences of California, Inc.

10.1	Facility Agreement, dated February 5, 2013 by and among Pacific Biosciences of California, Inc. and the entities listed on the signature pages thereof.

10.2	Registration Rights Agreement, dated February 5, 2013, by and among Pacific Biosciences of California, Inc. and the entities listed on the signature pages thereof.

10.3	Security Agreement, dated February 5, 2013 by and among Pacific Biosciences of California, Inc. and the entities listed on the signature pages thereof.

99.1	Press Release dated February 5, 2013 titled “Pacific Biosciences Completes $20.5 Million Debt Financing.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biosciences of California, Inc.

By:	/s/ Brian B. Dow
Brian B. Dow
Vice President and Principal Accounting Officer

Date: February 5, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant to purchase shares of common stock of Pacific Biosciences of California, Inc.

10.1	Facility Agreement, dated February 5, 2013 by and among Pacific Biosciences of California, Inc. and the entities listed on the signature pages thereof.

10.2	Registration Rights Agreement, dated February 5, 2013 by and among Pacific Biosciences of California, Inc. and the entities listed on the signature pages thereof.

10.3	Security Agreement, dated February 5, 2013 by and among Pacific Biosciences of California, Inc. and the entities listed on the signature pages thereof.

99.1	Press Release dated February 5, 2013 titled “Pacific Biosciences Completes $20.5 Million Debt Financing.”